UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________April 28, 2010_______________
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
                          (State or other jurisdiction of                                                            (I.R.S. Employer Identification Number)
                          incorporation or organization)

11 North Water Street, Suite 18290             Mobile, Alabama                                36602
                          (Address of principal executive offices)                                                             (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02.    Results of Operations and Financial Condition.

On April 28, 2010, International Shipholding Corporation issued a press release reporting its financial results for the first quarter of 2010.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Our Annual Meeting of Stockholders was held April 28, 2010.  On April 29, 2010, International Shipholding Corporation issued a press release announcing the results of the matters voted on during the meeting.  A copy of the press release is furnished as Exhibit 99.2 and incorporated herein by reference.  The matters voted upon and the results of the voting were as follows:

(1) Election of Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

1. Kenneth H. Beer	5,739,201	167,806	1,060,775
2. Erik F. Johnsen	5,714,371	192,636	1,060,775
3. Erik L. Johnsen	5,731,317	175,690	1,060,775
4. Niels M. Johnsen	5,731,618	175,389	1,060,775
5. H. Merritt Lane	5,731,917	175,090	1,060,775
6. Edwin A. Lupberger	5,734,786	172,221	1,060,775
7. James J. McNamara	4,926,567	980,440	1,060,775
8. Harris V. Morrissette	5,738,060	168,947	1,060,775
9. T. Lee Robinson	5,635,535	271,472	1,060,775

(2) Amend the Company's Certificate of Incorporation to increase the number of authorized common shares:

Shares Voted For	6,566,314
Votes Against	360,735
Votes Abstained	40,733
Shares Unvoted	472,329

(3) Ratification of Ernst & Young, LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2010:

Shares Voted For	6,912,664
Votes Against	29,105
Votes Abstained	26,013

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibit

Exhibit Number                     Document
99.1	Press Release dated April 28, 2010
99.2	Press Release dated April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date ____April 30, 2010